UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	No. 58-2210952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

(404) 584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                 Entry Into a Material Definitive Agreement.

On November 10, 2011, AGL Resources Inc., a Georgia corporation (“AGL Resources”), and its wholly-owned subsidiary, AGL Capital Corporation, a Nevada corporation (“AGL Capital”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) among AGL Resources, as guarantor, AGL Capital, as borrower, Wells Fargo Bank, National Association (“Wells”), as administrative agent (the “Administrative Agent”) and issuing lender, SunTrust Bank and JPMorgan Chase Bank, N.A., as co-syndication agents, JPMorgan Chase Bank, N.A. as issuing lender, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and the several banks and other financial institutions or entities from time to time parties thereto.  The Credit Agreement amends and restates in its entirety, the credit agreement dated September 15, 2010 (as amended, the “Existing Credit Agreement”), among AGL Resources, as guarantor thereunder, AGL Capital, as borrower thereunder, Wells, as administrative agent thereunder and certain other agents and lenders party thereto.  AGL Capital’s obligations under the Credit Agreement are unconditionally guaranteed by AGL Resources pursuant to the Guarantee Agreement, dated as of November 10, 2011, made by AGL Resources, as guarantor, in favor of the Administrative Agent for the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Guarantee Agreement”).

Among other things, the Credit Agreement amends and restates the Existing Credit Agreement to extend the maturity date of the Existing Credit Agreement and to increase the aggregate revolving credit commitments under the Existing Credit Agreement.

Pursuant to the Credit Agreement, AGL Capital may borrow up to $1.3 billion from time to time on a revolving basis, which, subject to certain restrictions, can be used for working capital purposes, capital expenditures, certain permitted acquisitions, stock repurchases, the issuance of letters of credit and other general corporate purposes.  The Credit Agreement includes a $250 million sub-facility for letters of credit, and has an “accordion” provision whereby AGL Capital can request that the total amount it can borrow be increased to up to $1.8 billion (subject to the acceptance by existing or new lenders of additional commitments).  The Credit Agreement matures on November 10, 2016 (subject to adjustment pursuant to the Credit Agreement).

At AGL Capital’s option, interest on borrowings under the Credit Agreement will be based on either the base rate or the London Inter-Bank Offered Rate (LIBOR), plus, in either case, an applicable interest margin.  The base rate is the highest of (i) the prime commercial lending rate of Wells Fargo Bank, (ii) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus ½ of 1%, and (iii) the one-month LIBOR plus 1%.  The applicable interest margin varies from time to time based on AGL Capital’s then current credit ratings for the long-term, non-credit enhanced senior unsecured debt securities of AGL Capital (or, if there is no such debt outstanding, AGL Capital’s issuer rating then in effect) or, if no such ratings then exist for such debt of AGL Capital, the long-term non-credit enhanced senior unsecured debt securities of AGL Resources.

As of the closing, and based upon AGL Capital’s current credit ratings, base rate borrowings, based on the prime rate, would bear interest at 3.50% per annum.  One-month LIBOR-based borrowings would bear interest at 1.50%.

Under the Credit Agreement, AGL Resources must have on a consolidated basis, a total debt to total capitalization ratio of no greater than 0.70:1.00, as of the end of any fiscal month or at the end of any fiscal quarter.  The Credit Agreement also contains certain other covenants that, among other things, restrict liens and encumbrances, mergers and consolidations, asset dispositions, dividends and other restricted payments, loans and investments and other matters customarily restricted in such agreements. In addition, the Credit Agreement contains customary representations, affirmative covenants and events of default for facilities of this type.  Upon an uncured event of default under the Credit Agreement, all amounts owing under the Credit Agreement, if any, depending on the nature of such event of default will  automatically, or may upon notice by the Administrative Agent or the requisite lenders thereunder, become immediately due and payable and the lenders may terminate their commitments.

AGL Resources has had prior business relationships with most of the agents and lenders or their affiliates that are parties to the Credit Agreement, for which AGL Resources has paid customary fees and expenses.  AGL Resources and its affiliates have also entered into hedging arrangements with certain lenders.  Affiliates of certain of the lenders under the Credit Agreement have acted as underwriters for issuances of securities of AGL Resources and AGL Capital.

The foregoing summary of the material terms of the Credit Agreement and the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement and the Guarantee Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.  In the event of any discrepancy between the foregoing summary and the text of the agreements, the text of the agreements shall control.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference in response to this Item 2.03.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of November 10, 2011, among AGL Resources Inc., as guarantor, AGL Capital Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, SunTrust Bank and JPMorgan Chase Bank, N.A., as co-syndication agents, JPMorgan Chase Bank, N.A. as issuing lender, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and the several banks and other financial institutions or entities from time to time party thereto.

10.2
Guarantee Agreement, dated as of November 10, 2011, made by AGL Resources Inc., as guarantor, in favor of Wells Fargo Bank, National Association, as administrative agent for the several banks and other financial institutions or entities from time to time party to the Amended and Restated Credit Agreement, dated as of the date thereof, among AGL Resources Inc., AGL Capital Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.

By:          /s/ Andrew W. Evans
Executive Vice President and
Chief Financial Officer

Dated:           November 17, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of November 10, 2011, among AGL Resources Inc., as guarantor, AGL Capital Corporation, as borrower, Wells Fargo Bank, National Association, as administrative agent and issuing lender, SunTrust Bank and JPMorgan Chase Bank, N.A., as co-syndication agents, JPMorgan Chase Bank, N.A. as issuing lender, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, UFJ, Ltd., as co-documentation agents, and the several banks and other financial institutions or entities from time to time party thereto.

10.2
Guarantee Agreement, dated as of November 10, 2011, made by AGL Resources Inc., as guarantor, in favor of Wells Fargo Bank, National Association, as administrative agent for the several banks and other financial institutions or entities from time to time party to the Amended and Restated Credit Agreement, dated as of the date thereof, among AGL Resources Inc., AGL Capital Corporation, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent.